                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:

                             THE TITAN CORPORATION,
                             a Delaware corporation;

                          MERGER SUB ACQUISITION CORP.,
                            a California corporation;

                           VISICOM LABORATORIES, INC.
                            a California corporation;

                                       and

                CERTAIN SHAREHOLDERS OF VISICOM LABORATORIES, INC

                           ---------------------------

                           Dated as of August 7, 1998

                           ---------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

1.    DESCRIPTION OF TRANSACTION..............................................1

      1.1   Merger of Merger Sub into the Company.............................1

      1.3   Effect of the Merger..............................................2

      1.4   Closing; Effective Time...........................................2

      1.5   Articles of Incorporation and Bylaws; Directors and Officers......2

      1.6   Conversion of Shares..............................................2

      1.7   Employee Stock Options............................................3

      1.8   Closing of the Company's Transfer Books...........................4

      1.9   Exchange of Certificates..........................................4

      1.10  Dissenting Shares.................................................5

      1.11  Tax Consequences..................................................6

      1.12  Accounting Treatment..............................................6

      1.13  Further Action....................................................6

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................6

      2.1   Due Organization; No Subsidiaries; Etc............................7

      2.2   Articles of Incorporation and Bylaws; Records.....................7

      2.3   Capitalization, Etc...............................................8

      2.4   Financial Statements..............................................9

      2.5   Absence of Changes................................................9

      2.6   Title to Assets..................................................11

      2.7   Bank Accounts; Receivables.......................................11

      2.8   Equipment; Leasehold.............................................12

      2.9   Proprietary Assets...............................................12

      2.10  Contracts........................................................14

      2.11  Liabilities......................................................18

      2.12  Compliance with Legal Requirements...............................18

      2.13  Governmental Authorizations......................................19

      2.14  Tax Matters......................................................19

      2.15  Employee and Labor Matters; Benefit Plans........................20

      2.16  Environmental Matters............................................23


                                       i.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      2.17  Insurance........................................................23

      2.18  Related Party Transactions.......................................23

      2.19  Legal Proceedings; Orders........................................24

      2.20  Authority; Binding Nature of Agreement...........................24

      2.21  Non-Contravention; Consents......................................25

      2.22  Full Disclosure..................................................25

      2.23  Accounting Matters...............................................26

      2.24  Brokers..........................................................26

      2.25  Forecast.........................................................26

      2.26  Discontinued Business............................................26

      2.27  SAIC Covenant....................................................27

      2.28  Definitions......................................................27

3.    REPRESENTATIONS AND WARRANTIES OF THE INSIDER SHAREHOLDERS.............27

      3.1   Company Representations..........................................27

      3.2   No Contrary Knowledge............................................27

4.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................27

      4.1   Due Organization; Etc............................................27

      4.2   Certificate of Incorporation and Bylaws..........................28

      4.3   Capitalization, Etc..............................................28

      4.4   SEC Filings; Financial Statements................................29

      4.5   Absence of Certain Changes or Events.............................29

      4.6   Liabilities......................................................29

      4.7   Compliance with Legal Requirements...............................30

      4.8   Governmental Authorizations......................................30

      4.9   Legal Proceedings; Orders........................................30

      4.10  Authority; Binding Nature of Agreement...........................31

      4.11  Valid Issuance...................................................31

      4.12  Non-Contravention; Consents......................................31

      4.13  Full Disclosure..................................................32

      4.14  Government Contracts; Government Bids............................32


                                       ii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      4.15  Accounting Matters...............................................32

      4.16  Brokers..........................................................32

5.    CERTAIN COVENANTS OF THE COMPANY AND THE INSIDER SHAREHOLDERS..........33

      5.1   Access and Investigation.........................................33

      5.2   Operation of the Company's Business..............................33

      5.3   Notification; Updates to Disclosure Schedule.....................35

      5.4   No Negotiation...................................................35

6.    ADDITIONAL COVENANTS OF THE PARTIES....................................36

      6.1   Filings and Consents.............................................36

      6.2   Company Shareholders' Meeting....................................36

      6.3   Public Announcements.............................................36

      6.4   Confidentiality..................................................37

      6.5   Pooling of Interests.............................................37

      6.6   Best Efforts.....................................................37

      6.7   Registration Statement on Form S-3...............................37

      6.8   Listing on NYSE..................................................38

      6.9   Reporting of Combined Results....................................38

      6.10  Regulatory Approvals.............................................38

      6.11  Tax Matters......................................................39

      6.12  Noncompetition Agreements........................................39

      6.14  FIRPTA Matters...................................................39

      6.15  Release..........................................................39

      6.16  Exempt Transaction...............................................39

      6.17  S-8 Registration Statement.......................................39

      6.18  Tax-Free Reorganization..........................................39

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...........40

      7.1   Accuracy of Representations......................................40

      7.2   Performance of Covenants.........................................40

      7.3   Shareholder Approval.............................................40

      7.4   Consents.........................................................40


                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      7.5   Agreements and Documents.........................................40

      7.6   FIRPTA Compliance................................................42

      7.7   No Restraints....................................................42

      7.8   No Legal Proceedings.............................................42

      7.9   HSR Act..........................................................42

      7.10  Employees........................................................42

      7.11  Legends..........................................................42

      7.12  Number of Shareholders...........................................42

      7.13  Phase One Environmental Site Assessment..........................42

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.....................43

      8.1   Accuracy of Representations......................................43

      8.2   Performance of Covenants.........................................43

      8.3   Documents........................................................43

      8.4   No Restraints....................................................43

      8.5   No Legal Proceedings.............................................43

9.    TERMINATION............................................................43

      9.1   Termination Events...............................................43

      9.2   Termination Procedures...........................................44

      9.3   Effect of Termination............................................44

10.   INDEMNIFICATION, ETC...................................................44

      10.1  Survival of Representations, Etc.................................44

      10.2  Indemnification by Shareholders..................................45

      10.3  Indirect Damages.................................................46

      10.4  No Contribution..................................................46

      10.5  Interest.........................................................46

      10.6  Defense of Third Party Claims....................................46

      10.7  Exercise of Remedies by Indemnitees Other Than Parent............47

11.   MISCELLANEOUS PROVISIONS...............................................47

      11.1  Shareholders' Agent..............................................47

      11.2  Further Assurances...............................................47


                                       iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      11.3  Fees and Expenses................................................47

      11.4  Attorneys' Fees..................................................48

      11.5  Notices..........................................................48

      11.6  Confidentiality..................................................49

      11.7  Time of the Essence..............................................49

      11.8  Headings.........................................................49

      11.9  Counterparts.....................................................49

      11.10 Governing Law....................................................49

      11.11 Successors and Assigns...........................................49

      11.12 Remedies Cumulative; Specific Performance........................49

      11.13 Waiver...........................................................50

      11.14 Amendments.......................................................50

      11.15 Severability.....................................................50

      11.16 Entire Agreement.................................................50

      11.17 Construction.....................................................50


                                       v.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

EXHIBITS
Exhibit A   -     Certain definitions

Exhibit B   -     Form of Amended and  Restated  Articles of Incorporation
                  of Surviving Corporation

Exhibit C   -     Directors and officers of Surviving Corporation

Exhibit D   -     [Reserved for Permitted Bonuses]

Exhibit E   -     Forms of tax representation letters

Exhibit F   -     Form of Noncompetition Agreement

Exhibit G   -     Form of Release

Exhibit H   -     Form of Escrow Agreement

Exhibit I   -     Form of legal opinion of Sheppard, Mullin, Richter &
                  Hampton LLP

Exhibit J   -     Form of legal opinion of Cooley Godward LLP


                                       vi.
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An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of August 7, 1998, by and among THE TITAN CORPORATION, a Delaware corporation ("Parent"); MERGER SUB ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); VISICOM LABORATORIES, INC. CORPORATION, a California corporation (the "Company"); and the Insider Shareholders (as defined in Section 2.28). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

      A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California Corporations Code (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

      B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

      C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

      D. The directors and officers of the Company, including those Shareholders with representatives on the Board of Directors of the Company and The VisiCom Savings Plan and Trust created December 31, 1988 (the "Designated Shareholders") own a total of 7,551,626 shares of the Common Stock (no par value) of the Company ("Company Common Stock"). The Designated Shareholders are identified by name in Exhibit A. Contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder is executing and delivering to Parent a Voting Agreement of even date herewith.

                                    AGREEMENT

      The parties to this Agreement agree as follows:

1. DESCRIPTION OF TRANSACTION

      1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.4), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

      1.2 [Intentionally Left Blank]


                                       1.

      1.3 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California Corporations Code.

      1.4 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parent at 10:00 a.m. on August 24, 1998, or at such other time and date as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger (or Certificate of Merger) conforming to the requirements of the California Corporations Code shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger, with officers' certificates, is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

      1.5 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time:

            (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

      1.6 Conversion of Shares.

            (a) Subject to Sections 1.9(c) and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                  (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the "Applicable Fraction" (as defined in Section 1.6(b)(i)) of a share of the common stock (par value $.01 per share) of Parent ("Parent Common Stock"); and

                  (ii) each share of the common stock (no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            (b) For purposes of this Agreement:

                  (i) The "Applicable Fraction" will equal Total Parent Shares divided by Total Outstanding Company Shares. For this purpose, Total Parent Shares means the Total Purchase Price as defined above divided by the Designated Parent Share Price.


                                       2.

                  (ii) "Debt" means any debt to third parties, including without limitation, bank indebtedness, accrued and unpaid tax liabilities, and obligations to reimburse any Governmental Body under a Government Contract for disallowed payments, but excluding trade payables and accruals incurred or made in the ordinary course of business and consistent with past practices (e.g. payroll and commissions). Debt shall not include any actual or contingent current or future liabilities for income Taxes accrued by the Company as of the Closing to the extent that the Company's book net operating loss carryforwards at Closing as determined under generally accepted accounting principles equal or exceed such accrued Tax liability.

                  (iii) The "Designated Parent Share Price" shall be $7.00; provided that if the average of the closing prices of Parent Common Stock on the NYSE for the ten (10) trading days ending on trading day immediately prior to the Closing is less than $6 per share, then the Parent Stock Price will be $6.00 per share and if the average of the closing prices for such ten (10) day period is greater than $8 per share, then the Parent Stock Price will be $8.00.

                  (iv) "Net Debt" means Debt as of the Closing Date minus $4,550,000.

                  (v) The "Total Outstanding Company Shares" shall be the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement).

                  (vi) The "Total Purchase Price" shall be $25,200,000 subject to reduction for each dollar of Net Debt in excess of $4,600,000 on the Closing Date and subject to adjustment for all Excess Expenses.

            (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

      1.7 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under the Company's 1990 Stock Option Plan and 1997 Stock Incentive Stock Plan (collectively, the "Stock Plans"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's Stock Plans and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole


                                       3.

number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability and vesting schedule (subject to the acceleration of any vesting that automatically occurs at the Effective Time by the terms of the assumed Company Option as set forth in those certain Executive Compensation Agreements that provide for such acceleration) and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1990 Stock Option Plan and 1997 Stock Incentive Plan and otherwise) to effectuate the provisions of this Section 1.7. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option.

      1.8 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.6.

      1.9 Exchange of Certificates.

            (a) At or as soon as practicable after the Effective Time, Parent, or a transfer agent designated by Parent (the "Transfer Agent") will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent or the Transfer Agent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1 (less any shares of Parent Common Stock to be deposited on behalf of the Shareholders of the Company in the Escrow Account), and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such


                                       4.

surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this
Section 1.9. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

            (d) Parent and the Surviving Corporation (or the Transfer Agent on their behalf) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law (or, in the alternative, Parent or the Transfer Agent, at Parent's option may request tax information and other documentation so no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

      1.10 Dissenting Shares.

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of the Delaware General Corporation Law or Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to


                                       5.

receive Parent Common Stock in accordance with Section 1.6 (or cash in lieu of fractional shares in accordance with Section 1.9(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the Delaware General Corporation Law or Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.6 (and cash in lieu of fractional shares in accordance with Section 1.9(c)).

            (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to the Delaware General Corporation Law or Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware or California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

      1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.12 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

      1.13 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants, to and for the benefit of the Indemnitees, except as set forth in the Disclosure Schedule prepared by the Company and delivered by the Company to Parent as of the date of this Agreement as follows. All references to the Company in this Section 2 refer to the Company and each of its subsidiaries both individually and taken as a whole unless from context, the representation and warranty relates specifically to the Company or to one of its subsidiaries.


                                       6.

      2.1 Due Organization; No Subsidiaries; Etc.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

            (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "VisiCom Laboratories, Inc."

            (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

            (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

            (e) The Company has no direct or indirect subsidiaries and does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has not, since January 1, 1996, owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

      2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's Articles of Incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the Shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Articles of Incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's Shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company


                                       7.

are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

      2.3 Capitalization, Etc.

            (a) The authorized capital stock of the Company consists of:
20,000,000 shares of Common Stock (no par value), of which 9,214,113 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

            (b) The Company has reserved 1,500,000 shares of Company Common Stock for issuance under its 1990 Stock Option Plan and 1997 Stock Incentive Plan, of which options to purchase 1,327,006 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in
Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (c) All outstanding shares of Company Common Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

            (d) Except as set forth in Part 2.3 of the Disclosure Schedule, since January 31, 1993, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California Corporations Code and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.


                                       8.

            (e) All of the outstanding shares of capital stock of each of the subsidiaries of the Company are validly issued (in compliance with all applicable securities laws and other Legal Requirements and applicable Company Contracts), fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrance.

      2.4 Financial Statements.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The audited balance sheets of the Company as of March 28, 1997 and March 29, 1996, and the related audited income statements, statements of Shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of McGladrey & Pullen, LLP relating thereto; and

                  (ii) the unaudited balance sheet of the Company as of March 27, 1998, and the unaudited balance sheet of the Company as of May 22, 1998 (collectively, the "Interim Balance Sheet"), and the related unaudited income statement of the Company for the twelve months ended March 27 1998, and the unaudited income statement of the Company for the two-months ended May 22, 1998.

            (b) The Company Financial Statements are accurate and complete in all material respects except as adjusted per written agreement with Parent and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered ("GAAP") (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude). Notwithstanding the foregoing, the reserves established for the discontinuance of certain operations may be subject to adjustment after the Effective Time, also in accordance with GAAP.

      2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 28, 1997:

            (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);


                                       9.

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1990 Stock Option Plan and 1997 Stock Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

            (f) there has been no amendment to the Company's Certificate of Incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since March 31, 1997, exceeds $25,000;

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

            (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not written off as uncollectible any account receivable other than in the ordinary course of business and has not written off as uncollectible any individual account receivable of $100,000 or more or written off aggregate accounts receivable of $250,000 or more, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;


                                      10.

            (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money except payroll advances aggregating less than $25,000, all of which were made to non-officer employees;

            (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees in excess of $20,000 individually in fiscal year 1997 or in fiscal year 1998 and $200,000 in the aggregate in either such fiscal year, or (iii) hired any new employees since April 1, 1997;

            (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

            (p) the Company has not made any Tax election;

            (q) the Company has not commenced or settled any Legal Proceeding;

            (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

      2.6 Title to Assets

            (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to as the Company's in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

            (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

      2.7 Bank Accounts; Receivables.

            (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.


                                      11.

            (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 22, 1998. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 22, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of a reasonable allowance for doubtful accounts that is adequate in accordance with GAAP).

      2.8 Equipment; Leasehold.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

            (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

      2.9 Proprietary Assets.

            (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other material Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

            (b) The Company has taken all commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public


                                      12.

disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

            (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person except for any inadvertent infringement of which the Company is unaware that does not impose any material liability on Company or cause Company to spend any material amount to replace any Proprietary Assets. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

            (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

            (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any ` to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule:
(i) all current employees of the Company and all former employees who were hired on or after April 1, 1992, have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage except for prior inventions that do not conflict with the operations of the Company's business or the use of Company assets) that is substantially identical to the standard form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current consultants and independent contractors of the


                                      13.

Company and all former consultants and independent contractors of the Company engaged on or after April 1, 1996 (excluding bankers, accountants, lawyers and other non-technical consultants and independent contractors) have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage as it relates to the specific project for which the consultant or independent contractor was hired) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

      2.10 Contracts.

            (a) Part 2.10 of the Disclosure Schedule identifies each Contract of the Company material to the Company, including the following (to the extent material):

                  (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                  (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                  (iii) each Company Contract imposing any material restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) develop or distribute any technology;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                  (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                  (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) each Company Contract constituting or relating to a Government Contract or Government Bid;


                                      14.

                  (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                  (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                  (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 individually, or (B) the performance of services having a value in excess of $50,000 individually.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Company Contracts.")

            (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

                  (i) the Company has not materially violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company, no other Person has materially violated or breached, or committed any default under, any Company Contract;

                  (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                  (iii) since January 1, 1997, the Company has not received any notice or other communication regarding any actual or possible material violation or breach of, or default under, any Company Contract; and

                  (iv) the Company has not waived any of its material rights under any Material Company Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Material Company Contract to renegotiate, any amount paid or payable to the Company under


                                      15.

any Material Company Contract or any other material term or provision of any Material Company Contract.

            (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts reasonably necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

            (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each open proposed Government Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1997.

            (g) The Company has made available to Parent all material documentation regarding the Company's current backlog under Company Contracts.

            (h) Except as set forth in Part 2.10(h) of the Disclosure Schedule:

                  (i) the Company has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                  (ii) the Company has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

                  (iii) the Company has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                  (iv) all facts set forth in or acknowledged by the Company in any certification, representation or disclosure statement submitted by the Company with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

                  (v) neither the Company nor any of its current employees has been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company;

                  (vi) no negative determinations of responsibility have been issued against the Company in connection with any Government Contract or Government Bid;


                                      16.

                  (vii) no material direct or indirect costs incurred by the Company are currently being questioned or have been disallowed as a result of a finding or determination of any kind by any Governmental Body;

                  (viii) since January 1, 1997, no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company under any Government Contract;

                  (ix) to the best of the knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving the Company or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by the Company, except for any question that was finally resolved in the Company's favor or any disallowance of costs for years prior to 1993, (C) the recoupment of any payments previously made to the Company, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or (E) the assessment of any penalties or damages of any kind against the Company;

                  (x) there is not and has not been any (A) outstanding claim against the Company by, or dispute involving the Company with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) receipt of notice by the Company of any final decision of any Governmental Body against the Company;

                  (xi) the Company is not undergoing and has not undergone any audit, and the Company has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                  (xii) the Company has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

                  (xiii) no payment has been made by the Company or, to the best knowledge of the Company, by any Person acting on the Company's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

                  (xiv) the Company's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and the Company has not received notice that it has been determined by any Governmental Body not to be in compliance with any Legal Requirement;


                                      17.

                  (xv) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets, except where any failure to do so has not and could not reasonably be expected to have a Material Adverse Effect on the Company;

                  (xvi) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has taken reasonable measures to mark such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Asset;

                  (xvii) the Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

                  (xviii) the Company has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1991 and 1992, and those years are closed;

                  (xix) the responsible government representatives have agreed with the Company on the "forward pricing rates" that the Company is charging on cost-type Government Contracts and including in Government Bids; and

                  (xx) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.11 Liabilities. The Company has no material accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), not otherwise reflected in the Company Financial Statements or specifically disclosed in the Company Disclosure Schedule. None of the Legal Proceedings disclosed in any Part of the Disclosure Schedule, either individually or in the aggregate, will result in any material liability to the Company or its subsidiaries and the total costs, damages and expenses incurred on the dispute with Chentel Corporation disclosed in Part 2.19(a) including costs of defense, shall not exceed $100,000.

      2.12 Compliance with Legal Requirements. The Company is, and has at all times since December 31, 1993 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a


                                      18.

Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1993, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where the failure to comply with such notice, communication or Legal Requirement has not had and will not have a Material Adverse Effect on the Company.

      2.13 Governmental Authorizations. The Company has all material Government Authorizations collectively necessary to the Company to conduct its business in the manner in which its business is currently being conducted, except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on the Company. All Government Authorizations of the Company are valid and in full force and effect, except where the failure to be valid has not had and will not have a Material Adverse Effect on the Company. The Company is, and at all times since December 31, 1993 has been, in substantial compliance with the terms and requirements of its material Governmental Authorizations. Since December 31, 1993, the Company has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization.

      2.14 Tax Matters.

            (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) accurately reflect in all material respects all liability of the Company for taxes for the periods covered thereby in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1990, which have been requested by Parent.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1990 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

            (c) Except as disclosed on Part 2.14 of the Disclosure Schedule, the Company has not received any oral or written notice or other information from any Governmental Body that any Company Return relating to any Taxes has ever been examined or audited by any Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the


                                      19.

Company or any other Person), and no such extension or waiver has been requested from the Company.

            (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

      2.15 Employee and Labor Matters; Benefit Plans.

            (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, employee welfare (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(a "Welfare Plan") or employee pension benefit plan (as defined in Section 3(2) of ERISA)((a "Pension Plan"), program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

            (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any Pension Plans (whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees .

            (c) The Company maintains, sponsors or contributes only to those employee Welfare Plans, whether or not excluded from coverage under specific Titles or Merger Subtitles


                                      20.

of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (d) With respect to each Plan, the Company has delivered to Parent:

                  (i) an accurate and complete copy of such Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                  (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                  (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                  (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) The Company is not required to be, and, to the best of the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

            (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

            (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i)


                                      21.

benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

            (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

            (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

            (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (l) The Company has provided to Parent written documentation showing a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflecting, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

            (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and the Company does not have any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.


                                      22.

      2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. The Company has All Governmental Authorizations required to comply with applicable Environmental Laws. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

      2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder since January 1, 1993, and the Company has delivered to Parent or made available to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part
2.17 of the Disclosure Schedule is in full force and effect. Since January 31 1993, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      2.18 Related Party Transactions. Except by virtue of being a Shareholder of the Company or as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since January 31, 1995 been, indebted to the Company; (c) since January 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since January 31, 1995 competed, directly or indirectly, with the Company; and
(e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be


                                      23.

deemed to be a "Related Party": (i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since January 31, 1995 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.). No Related Party shall have any liability or obligation to Parent with respect to this Section 2.18 (except that nothing shall negate the indemnification obligations of any Shareholder who is also a Related Person).

      2.19 Legal Proceedings; Orders.

            (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or, to the best knowledge of the Company, any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company since January 1, 1997.

            (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best knowledge of the Company, none of the Insider Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

      2.20 Authority; Binding Nature of Agreement. Subject to the approval of the shareholders of the Company, the Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


                                      24.

      2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Incorporation or bylaws, or (ii) any resolution adopted by the Company's Shareholders, the Company's board of directors or any committee of the Company's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.22 Full Disclosure.

            (a) This Agreement (including the Disclosure Schedule) does not, and the Insider Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or (iii) omit to state any fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the


                                      25.

circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

            (b) The information in the Information Statement (as defined in Section 6.17), other than any information supplied by Parent for inclusion in the Information Statement, will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 6.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, (ii) omit to state any material fact; or (iii) omit to state any fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

            (c) The offer given by the Company to selected shareholders of the Company in connection with the repurchase of Company Common Stock did not and does not (i) contain any statement that is inaccurate or misleading with respect to any material fact, (ii) omit to state any material fact or (iii) omit to state any fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

      2.23 Accounting Matters To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests."

      2.24 Brokers. No broker, finder or financial adviser retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement; except the Company has retained Houlihan Lokey Howard & Zukin to give fairness opinions and valuations in connection with the Merger for a fee not to exceed $70,000.

      2.25 Forecast. The Company has forecast that its annual revenues from operations, as determined under generally accepted accounting principles, consistently applied, will be $40,600,000 for its fiscal year ending March 31, 1999 and that its earnings before interest and income taxes will be at least $4,600,000 (excluding $250,000 in general and administrative expenses which cannot be allocated to MicroLithics under GAAP due to its discontinued status) during the fiscal year ending March 31, 1999. To the best knowledge of the Company, the assumptions applied in preparing the forecast appear reasonable as of the date on which the forecast was prepared and as of date of this Agreement and the Company had no reason to believe that the forecast cannot be achieved.

      2.26 Discontinued Business. During the fiscal year ending March 31, 1999, before any Parent corporate allocations, cash flow generated by the operations of the MicroLithics subsidiary shall be at least equal to the cash used in operations, financing activities or otherwise by MicroLithics during the period (excluding any gain on the sale of all of the stock or substantially all of the assets of MicroLithics during the period); provided that the MicroLithics business continues to be operated as currently operated (and, that it will be deemed to be so operated so long as Clifton Cooke continues to serve as the chief executive of that business unit).


                                      26.

      2.27 SAIC Covenant. Company has not violated and is not currently violating the Covenant Not to Compete or the provisions related to additional Restricted Conduct as set forth in Sections 7.08 and 7.09, respectively, of the Asset Purchase Agreement by and between Science Applications International Corporation, a Delaware corporation, and Seller dated October 19, 1996 (the SAIC Agreement") as such terms are defined in the SAIC Agreement. So long as after the Effective Time Company remains a wholly-owned subsidiary of Parent and substantially all of the assets of the Company are not transferred to Parent or another Subsidiary of Parent, then Parent and each of its Subsidiaries (other than Company or subsidiaries of the Company following the Merger) will not be subject to or bound by the Covenant Not to Compete or the provisions related to additional Restricted Conduct as set forth in Sections 7.08 and 7.09, respectively, of the SAIC Agreement. This representation and warranty shall not be deemed breached if after the consummation of the transactions contemplated by this Agreement, Parent shall cause Company to transfer all or a portion of Company's Business (as defined in the SAIC Agreement) to Parent or cause Company to assign the SAIC Agreement to Parent. Notwithstanding anything to the contrary contained herein, this representation and warranty shall expire on midnight October 18, 1999.

      2.28 Definitions. For purposes of this Sections 2 and 3, Insider Shareholders means Clifton L. Cooke,, Jr., Scott R. Laidig, Michael M. Mollin and Robert A. Babbush.

3. REPRESENTATIONS AND WARRANTIES OF THE INSIDER SHAREHOLDERS

      The Insider Shareholders each represents and warrants, to and for the benefit of the Indemnitees that to the best of his or her actual knowledge, and based upon a review of relevant information and the records of the Company as deemed appropriate by such Insider Shareholder, as follows:

      3.1 Company Representations The representations and warranties of the Company contained herein (as qualified by the Company Disclosure Schedule) are true and correct, and do not set forth facts that are false or misleading in any material respect or omit to set forth facts that absence of which would make such representations and warranties materially false or misleading.

      3.2 No Contrary Knowledge. Such Insider Shareholder does not know of any facts that would, if the knowledge were attributed to the Company, make any representation or warranty qualified as to the best knowledge of Company or requiring disclosure of information known to Company not true and correct or make any such representation or warranty materially false or materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub jointly and severally represent and warrant to the Company and the Insider Shareholders, except as set forth in the disclosure schedule prepared by the Parent and delivered by the Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule") as follows:


                                      27.

      4.1 Due Organization; Etc.

            (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Parent Contracts by which it is bound. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority:
(i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used.

            (b) Parent is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where so required under applicable law, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Parent. Parent is in good standing as a foreign corporation in each of such jurisdictions.

      4.2 Certificate of Incorporation and Bylaws. True, correct and complete copies of the Certificates of Incorporation/Articles of Incorporation and Bylaws, each as amended to date, of Parent and Merger Sub have been made available to the Company. The Certificates of Incorporation and Articles of Incorporation, as the case may be, and Bylaws of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its Certificate of Incorporation/Articles of Incorporation or Bylaws.

      4.3 Capitalization, Etc. The authorized capital stock of Parent consists of: (i) 45,000,000 shares of Common Stock, $.01 par value per share, of which 24,976,427 shares were issued and are outstanding as of June 29, 1998, and (ii) 2,500,000 shares of Preferred Stock, (A) 250,000 shares of which have been designated as Series A Junior Participating Preferred Stock, none of which has been issued, (B) 1,068,102 shares of which have been designated as $1.00 Cumulative Convertible Preferred Stock, $1.00 par value per share, of which 694,872 shares were issued and are outstanding as of May 31, 1998, and (C) 500,000 shares of which have been designated as Series B Cumulative Convertible Redeemable Preferred Stock, all of which were issued as of January 30, 1998. Each outstanding share of $1.00 Cumulative Convertible Preferred Stock is convertible at any time into two-thirds (2/3) of a share of Parent's common stock. The Series B Preferred Stock is convertible at the holder's option into shares of Parent's common stock at a conversion price of $9.00 per share. In November 1996, Parent issued $34,500,000 of convertible subordinated debentures. The debentures are convertible into common stock at a conversion price of $3.50 per share. All of the outstanding shares of Parent capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. All outstanding shares of Parent capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements, and all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Parent, free and clear of any Encumbrances and were issued in compliance with all applicable securities laws and other applicable Legal Requirements. Parent has outstanding options to


                                      28.

purchase 3,019,522 shares of common stock as of June 30, 1998, with exercise prices ranging between $2.625 to $9.50. In addition, Parent has issued 100,000 warrants to acquire common stock at an exercise price of $3.50 per share. Parent has entered into Agreement and Plan of Reorganization dated as of June 30, 1998 with Delsys Merger Corp. and Delfin Systems, Inc pursuant to which Parent estimates that it will issue approximately 3,129,400 shares of Parent Common Stock and assume options to acquire approximately 728,500 of Parent Common Stock. The shares of Parent Common Stock to be issued to the Company's shareholders in the Merger, when issued by Parent in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws and, except for the restrictions imposed by applicable federal and state securities laws, will be free and clear of any Encumbrances created or imposed, directly or indirectly, by Parent (subject to the terms of Affiliate Agreements entered into as contemplated by this Agreement).

      4.4 SEC Filings; Financial Statements.

            (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) in the pre- or post-effective amendment declared effective by the SEC (excluding copies of all registration statements or amendments filed by Parent that were amended or superseded before being declared effective) and definitive proxy statement filed by Parent with the SEC between January 1, 1997 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

      4.5 Absence of Certain Changes or Events. Since December 31, 1997, there has not been (a) any change, or any development or combination of developments, that has had or would reasonably be expected to have a Material Adverse Effect on Parent, or (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on Parent.


                                      29.

      4.6 Liabilities. Parent is not aware of any material accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), including, without limitation, liabilities under environmental laws, liabilities for taxes or liabilities for infringement of Proprietary Assets of other Persons, not otherwise reflected in Parent SEC Documents or specifically disclosed in the Parent Disclosure Schedule other than obligations under contracts entered into in the ordinary course of business that are not expected to have a Material Adverse Effect on Parent.

      4.7 Compliance with Legal Requirements. Parent and Merger Sub is, and has at all times since December 31, 1993 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Except as set forth in Part 4.7 of the Parent Disclosure Schedule, since December 31, 1993, each of Parent and Merger Sub has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent.

      4.8 Governmental Authorizations. The Governmental Authorizations held by Parent are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquiring Corporations to conduct its business in the manner in which its business is currently being conducted except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on Parent. Parent is in substantial compliance with the terms and requirements of such Governmental Authorizations.

      4.9 Legal Proceedings; Orders.

            (a) Except as set forth in Part 4.8 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent and Merger Sub) no Person has threatened to commence any Legal Proceeding that has had or would reasonably be expected to have a Material Adverse Effect on Parent: (i) that involves any of Parent or Merger Sub or any of the assets owned or used by any of Parent or Merger Sub or (to the best knowledge of Parent or Merger Sub) any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, except as set forth in Part 4.9 of the Parent Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 4.9 of the Parent Disclosure Schedule, no material Legal Proceeding has ever been commenced by or has ever been pending against any of the Acquiring Corporations since January 1, 1997.

            (c) There is no order, writ, injunction, judgment or decree to which any of the Parent or Merger Sub, or any of the assets owned or used by any of Parent or Merger Sub, is


                                      30.

subject. To the best of the knowledge of Parent, no officer or other employee of any of Parent or Merger Sub is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

      4.10 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's Shareholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      4.11 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

      4.12 Non-Contravention; Consents. Except as set forth in 4.12 of the Parent Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's Certificates of Incorporation, Merger Sub's Articles of Incorporation or either company's Bylaws, or (ii) any resolution adopted by either Parent or Merger Sub's stockholders, board of directors or any committee of either of the Acquiring Corporation's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any material Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by Parent or Merger Sub, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract material to Parent, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract; or


                                      31.

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent);

Except as set forth in Part 4.12 of the Parent Disclosure Schedule, and except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the HSR Act and the New York Stock Exchange Rules and Regulations, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      4.13 Full Disclosure. This Agreement (including the Parent Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, (ii) omit to state any material fact or (iii) omit to state any fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

      4.14 Government Contracts; Government Bids. Except as set forth in Part
4.14 of the Parent Disclosure Schedule:

            (a) Parent has not had any determination of noncompliance or entered into any consent order;

            (b) Parent has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

            (c) Parent has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended,
(E) the FAR or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement; and

            (d) neither Parent nor any of its current employees has been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of Parent, no circumstances exist that would sustain a debarment or suspension of any Acquiring Corporation or any employee of any Acquiring Corporation.

      4.15 Accounting Matters. To the knowledge of Parent, Parent has not taken and has not agreed, and does not plan, and will not take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interest."


                                      32.

      4.16 Brokers. No broker, finder or financial adviser retained by Parent and Merger Sub is entitled to any brokerage, finder's or other fee or commission from Parent and Merger Sub in connection with the transactions contemplated by this Agreement except that Parent has retained Wheat First Butcher Singer, Inc. to give a fairness opinion in connection with the Merger.

5. CERTAIN COVENANTS OF THE COMPANY AND THE INSIDER SHAREHOLDERS

      5.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

      5.2 Operation of the Company's Business. During the Pre-Closing Period:

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall keep in full force all insurance policies identified in Part -- 2.17 of the Disclosure Schedule;

            (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

            (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements and except that the Company may repurchase up to four percent (4%) of the Company Common Stock;

            (f) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices, and (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options ;


                                      33.

            (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1990 Stock Option Plan and 1997 Stock Incentive Plan except to the extent that automatic acceleration of vesting is required pursuant to those certain Executive Compensation Agreements which were entered into before the negotiations with Parent commenced, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

            (h) neither the Company nor any of the Insider Shareholders shall amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock);

            (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 per month;

            (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

            (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

            (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Finova);

            (n) except as set forth in Exhibit D, the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $40,000 other than employees who are chargeable as direct labor on existing or newly awarded (and funded) Company Government Contracts;

            (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;


                                      34.

            (p) the Company shall not make any Tax election;

            (q) the Company shall not commence or settle any material Legal Proceeding;

            (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

      5.3 Notification; Updates to Disclosure Schedule.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                  (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Insider Shareholders in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Insider Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of the Company or any of the Insider Shareholders; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Insider Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

      5.4 No Negotiation. During the Pre-Closing Period, neither the Company nor any of the Insider Shareholders or Representatives shall directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;


                                      35.

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company acknowledges that any breach of this covenant by any representative of the Company or any Insider Shareholder shall be deemed a breach by the Company. The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Insider Shareholders during the Pre-Closing Period.

6. ADDITIONAL COVENANTS OF THE PARTIES

      6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

      6.2 Company Shareholders' Meeting. The Company shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its Shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the principal terms and conditions of Merger and the adoption and approval of this Agreement (the "Company Shareholders' Meeting"). As soon as permissible under the rules of the California General Corporation Law, the Company shall solicit the vote of its Shareholders with respect to the Merger and the transactions contemplated hereby. Without limiting the generality or the effect of anything contained in the Voting Agreement being executed and delivered by the Insider Shareholders to Parent contemporaneously with the execution and delivery of this Agreement, each Insider Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Insider Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the principal terms and conditions of the Merger and in favor of the adoption and approval of this Agreement at such meeting.

      6.3 Public Announcements. During the Pre-Closing Period, (a) neither the Company nor any of the Insider Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.


                                      36.

      6.4 Confidentiality. The confidentiality and standstill agreement ("Confidentiality and Standstill Agreement") included as Exhibit A in the Basis Of Negotiation Of Agreement and Plan Of Reorganization signed by the parties on June __, 1998, shall continue in full force and effect during the Pre-Closing Period.

      6.5 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

      6.6 Best Efforts. During the Pre-Closing Period, (a) the Company and the Insider Shareholders shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

      6.7 Registration Statement on Form S-3.

            (a) Within sixty (60) days following the Closing Date, Parent will prepare and file with the SEC a registration statement on Form S-3 ("S-3 Registration Statement") registering the Parent Common Stock issued in the Merger for resale by the former Company Shareholders and shall use best efforts to have the S-3 Registration Statement declared effective as soon as practical thereafter. Parent will keep the S-3 Registration Statement effective for up to one year following the Closing Date, or, if earlier, until the former Company Shareholders have completed the distribution related thereto. Parent shall prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement and the prospectus used in connection with such S-3 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the S-3 Registration Statement. Parent shall furnish to the former Company Shareholders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Parent Common Stock owned by them. Parent shall notify each former Company Shareholder by written notice to the address to which the letter of transmittal was sent pursuant to Section 1.9 (unless Parent is notified in writing of a different address for a shareholder) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the S-3 Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Parent shall not be required to effect the S-3 Registration Statement or any required amendment thereto or any request for acceleration of the Effective Date thereof if Parent shall furnish to the Insider Shareholders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent for such S-3 Registration Statement to be effected at such time, in which event Parent shall have the right to defer filing or causing the registration statement to be declared effective for a period of not more than 90 days in the aggregate from the date of the certification.

            (b) It shall be a condition precedent to the obligations of Parent to take any action under this Section 6.7 that the selling former Company Shareholders shall furnish to


                                      37.

Parent such information regarding themselves, the Parent Common Stock held by them and the intended method of disposition of such securities as shall be required to effect the registration of their shares.

            (c) Parent shall pay all expenses incurred by Parent in complying with this Section 6.7, including, without limitation, all registration and filing fees, printing expenses, fee and disbursements of counsel for Parent, accounting fees and any blue sky filing fees. Parent shall not pay for any underwriting discounts or selling commissions applicable to any resales of Parent Common Stock made by the former Company Shareholders

      6.8 Listing on NYSE. Parent shall use its good faith reasonable efforts to obtain, prior to the effective date of the S-3 Registration Statement, approval for the listing on the NYSE of the shares of Parent Common Stock issued pursuant to this Agreement.

      6.9 Reporting of Combined Results. Parent agrees that it will report within 75 days following the Closing Date the combined results of Parent and the Company for a minimum of a 30 day period following the Closing.

      6.10 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to
(i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. The Parties will split the filing fees under the HSR Act if filing is necessary.


                                      38.

      6.11 Tax Matters. Prior to the Closing, (a) Parent and the Company shall execute and deliver, to Sheppard, Mullin, Richter & Hampton LLP and Cooley Godward LLP tax representation letters in substantially the form of Exhibit E (which will be used in connection with the legal opinions contemplated by Sections 7.5(l) and 8.3(b)).

      6.12 Noncompetition Agreements. At or prior to the Closing, Clifton Cooke and Scott Laidig shall execute and deliver to the Company and Parent a Noncompetition Agreement in the form of Exhibit F.

      6.13 Intentionally Left Blank

      6.14 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

      6.15 Release. At the Closing, each of the Insider Shareholders shall execute and deliver to the Company a Release in the form of Exhibit G.

      6.16 Exempt Transaction. The Company shall take all actions necessary or advisable for the issuance of shares of Parent Common Stock in connection with the Merger to qualify as a transaction exempt from the registration provisions of Section 5 of the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder ("Regulation D"). The Company shall prepare an information statement for the Company Shareholders for purposes of soliciting the approval of the Merger in accordance with this Agreement ("Information Statement"). The Information Statement will contain the type of information generally included in a proxy statement for a merger as required under the Exchange Act. The Company shall submit a draft of the Information Statement to Parent for its prior written approval. In connection with the distribution of the Information Statement, the Company agrees to use its best efforts to cause each Company Shareholder to complete an investment representation letter in a form provided by Parent. To the extent that Parent or its counsel reasonably determines that a Company Shareholder is not sophisticated for purposes of Rule 506 of Regulation D, the Company agrees that it shall retain, at its expense, a "Purchaser Representative" (as defined in Rule 501 of Regulation D) to assist such Shareholder(s) in evaluating the Information Statement and the investment decision represented by this Agreement and the transactions contemplated hereby, including, without limitation, the Merger.

      6.17 S-8 Registration Statement. Within sixty (60) days following the Closing Date, Parent will prepare and file with the SEC a registration statement on Form S-8 registering the Parent Common Stock issuable upon the exercise of the assumed Company Options and shall use best efforts to have such Parent Common Stock approved for listing on the NYSE by the effective date of the Form S-8.

      6.18 Tax-Free Reorganization. Parent, Merger Sub and Company each acknowledges and agrees that (i) it intends that the Merger constitute a tax-free "reorganization" within the meaning of Sections 368(a) of the Code, and corresponding provisions of state and local income


                                      39.

tax law, and (ii) it will report the Merger as such a "reorganization" in any and all federal, state and local income Tax Returns filed by it. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

      The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      7.1 Accuracy of Representations. Each of the representations and warranties made by the Company and the Insider Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving double effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving double effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

      7.2 Performance of Covenants. All of the covenants and obligations that the Company and the Insider Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

      7.3 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) 95% of the shares of Company Common Stock entitled to vote with respect thereto and no more than 5% of the shares shall have become or shall be eligible to become "dissenting shares".

      7.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

      7.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) Noncompetition Agreements in the form of Exhibit F, executed by Clifton Cooke and Scott Laidig;

            (b) a Release in the form of Exhibit G, executed by each of the Designated Shareholders;

            (c) an Escrow Agreement in the form of Exhibit H, executed by at least 90% of the holders of the shares of the Company;


                                      40.

            (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

            (e) the statement referred to in Section 6.14(a), executed by the Company;

            (f) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by USAMEX Real Estate Services, Inc.;

            (g) a legal opinion of Sheppard, Mullin, Richter & Hampton LLP, dated as of the Closing Date, in the form of Exhibit I;

            (h) good standing certificates and tax clearance certificates for each of the Company subsidiaries incorporated in a jurisdiction other than California and good standing certificates for the Company and each subsidiary of the Company in each jurisdiction where such entity maintains an office and is obligated to qualify as a foreign corporation, including, without limitation Virginia, Massachusetts, Colorado, Florida and the United Kingdom (to the extent good standing certificates or equivalent government certificates are available);

            (i) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.11;

            (j) a letter from Arthur Andersen LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

            (k) a letter from McGladrey & Pullen LLP, dated as of the Closing Date, confirming that no transaction entered into by the Company, and no other fact or circumstance relating to the Company, will prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

            (l) a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Company certifying that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied (the "Officers' Closing Certificate"); and

            (m) written resignations of all directors of the Company, effective as of the Effective Time.


                                      41.

      7.6 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 6.14.

      7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      7.8 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

      7.9 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      7.10 Employees. None of the Insider Shareholders shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

      7.11 Legends. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, that all technical data, computer software and Company Proprietary Assets delivered or otherwise provided or made available by or on behalf of the Company to Governmental Bodies in connection with Government Contracts have been marked with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) appropriate (under the FAR, under other applicable Legal Requirements or otherwise) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to any of such technical data, computer software or Company Proprietary Assets and to ensure that the Company has not lost or relinquished and will not lose or relinquish any material rights with respect thereto.

      7.12 Number of Shareholders. The Company will have no more than 35 unaccredited Shareholders as of the record date for the Company Shareholders' Meeting and the issuance of Parent Common Stock in the Merger and the transactions contemplated hereby, can be made pursuant to an exemption from registration in Rule 506 of Regulation D, as determined by counsel for Parent.

      7.13 Phase One Environmental Site Assessment. The Company shall, at its expense, retain a reputable environmental consulting firm, reasonably acceptable to Parent, to conduct a phase one environmental site assessment ("Phase 1") of the Company's Colorado facility and shall deliver the final report on the Phase 1 and Parent shall be satisfied, in its reasonable discretion, with the results of the Phase 1. If the Phase 1 recommends additional testing, then, upon the request of Parent, the Company shall, at Parent's expense, arrange for additional testing by a reputable and qualified provider, reasonably acceptable to Parent, and Parent shall be satisfied, in its sole discretion, with the results of the additional testing.


                                      42.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

      The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

      8.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement and in each of the other agreements and instruments delivered to Company in connection with the transactions contemplated by this Agreement (without giving double effect to any "Material Adverse Effect" or any other materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving double effect to any "Material Adverse Effect" or other materiality or similar qualifications contained in such representations and warranties).

      8.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

      8.3 Documents. The Company shall have received the following documents:

            (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit J; and

            (b) a legal opinion of Sheppard, Mullin, Richter & Hampton LLP dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.11).

      8.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      8.5 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding against the directors of the Company challenging or seeking the recovery of a material amount of damages from such directors in connection with the Merger.

9. TERMINATION

      9.1 Termination Events. This Agreement may be terminated prior to the
Closing:

            (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);


                                      43.

            (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of the Company or any of the Insider Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or as a result of any failure on the part of any Designated Shareholders to comply with the Voting Agreements);

            (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

            (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

            (e) by Parent if the Closing has not taken place on or before September 30, 1998 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

            (f) by the Company if the Closing has not taken place on or before September 30, 1998 (other than as a result of the failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

            (g) by the mutual consent of Parent and the Company.

      9.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c) or Section 9.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

      9.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section __; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 6.4.

10. INDEMNIFICATION, ETC.

      10.1 Survival of Representations, Etc.

            (a) The representations and warranties made by the Company and the Insider Shareholders (including the representations and warranties set forth in Sections 2 and 3 and the representations and warranties set forth in the Officers' Closing Certificate) shall survive the


                                      44.

Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent (as defined in Section 11.1) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company or the Insider Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

            (b) The representations, warranties, covenants and obligations of the Company and the Insider Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement. For purposes of this Agreement, each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by the Parent in this Agreement.

      10.2 Indemnification by Shareholders.

            (a) At the Effective Time, Parent will deposit 10% of the shares of Parent Common Stock issuable pursuant to Section 1.6 into an escrow account in accordance with the Escrow Agreement in the form of Exhibit H to be executed prior to the Closing by Parent and by holders of at least 90% of the shares of Company ("Escrow Fund"); provided, however, that notwithstanding any other provision of this Section 10, before distribution of any shares of Parent Common Stock held in the Escrow Fund with respect to any Shareholder, for purposes of satisfying indemnification obligations hereunder, such Shareholder shall have been provided at least 45 days' prior written notice and the opportunity to substitute cash to be used to pay such Shareholder's portion of the amount to which any Person is entitled to indemnification and to receive from the Escrow Fund a distribution of that number of shares of Parent Common Stock held in the Escrow Fund with respect to such Shareholder that would have been distributed to the Indemnitees but for such substitution of cash. The Escrow Agreement shall contain (among others) such terms and conditions sufficient to satisfy the requirements of Revenue Procedure 84-42, 1984-1 C.B.521.

            (b) From and after the Effective Time (but subject to Section 10.1(a)), the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in


                                      45.

Sections 2 or 3 or in the Officers' Closing Certificate; (ii) any breach of any covenant or obligation of the Company or any of the Insider Shareholders (including the covenants set forth in Sections 5 and 6); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
10); provided that the Indemnitees' sole recourse under this Agreement shall be to the Escrow Fund.

      10.3 Indirect Damages. If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

      10.4 No Contribution. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Insider Shareholders' Closing Certificate.

      10.5 Interest. Any Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 10 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Shareholders' Agent first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate; provided that the Indemnitees' sole recourse for the recovery of interest shall be the Escrow Fund.

      10.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 10, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

            (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Shareholders through the Escrow Fund;

            (b) each Shareholder, including the Insider Shareholders, shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and


                                      46.

            (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Shareholders under this
Section 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

      10.7 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

11. MISCELLANEOUS PROVISIONS

      11.1 Shareholders' Agent. The Company on behalf of all Shareholders and the Insiders Shareholders hereby irrevocably appoint Clifton Cooke as the agent of the Shareholders for purposes of Section 10 and for purposes of the Escrow Agreement (the "Shareholders' Agent"), and Clifton Cooke hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 10, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders, by a vote of the majority of the Shareholders (based upon the percent of outstanding shares of the Company Common Stock that each owned on the record date for the Shareholders' Meeting), shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of Section 10 and this Section 11.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders. By voting in favor of the principal terms and conditions of this Agreement and the Merger, the Shareholders are agreeing to be bound by the provisions of Sections 10 and 11 of this Agreement.

      11.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      11.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement,


                                      47.

including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger. To the extent that all fees, costs and expenses incurred by and for the benefit of the Company (including its one-half of the HSR Act filing fees and including all such fees, costs and expenses incurred prior to the date of this Agreement but including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement but excluding the value of the acceleration of vesting of options pursuant to those certain Executive Compensation Agreements) exceed $475,000 in the aggregate ("Excess Expenses"), such Excess Expenses shall be deducted from the Total Purchase Price.

      11.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      11.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            If to Parent:
                              The Titan Corporation
                              3033 Science Park Road
                              San Diego, CA  92121
                              Attn: General Counsel
                              Tel: (619) 552-9500
                              Fax: (619) 552-9477

            With a copy to:
                              Cooley Godward LLP
                              4365 Executive Drive, Suite 1100
                              San Diego, CA  92121-2128
                              Attn: Barbara L. Borden, Esq.
                              Tel: (619) 550-6000
                              Fax: (619) 453-3555


                                      48.

            If to Company:
                              VisiCom Laboratories, Inc.
                              10052 Mesa Ridge Court
                              San Diego, CA  92121
                              Attn: Chief Executive Officer
                              Tel: (619) 457-2111
                              Fax: (619) 457-0888

            With a copy to:
                              Sheppard, Mullin, Richter & Hampton, LLP
                              650 Town Center Drive, 4th Floor
                              Costa Mesa, CA  92626
                              Attn: John J. Giovannone, Esq.
                              Tel: (619) 513-5100
                              Fax: (619) 513-5130

      11.6 Confidentiality. Without limiting the generality of anything contained in Section 6.4, on and at all times after the Closing Date, each Insider Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of the Company or Parent except to representatives who need to know the information in connection with the transactions contemplated by this Agreement and except in the ordinary course of Company's business, subject to commercially reasonable confidentiality agreements.

      11.7 Time of the Essence. Time is of the essence of this Agreement.

      11.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      11.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      11.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

      11.11 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Insider Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any).

      11.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this


                                      49.

Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      11.13 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      11.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      11.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons under circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      11.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality and Standstill Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

      11.17 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.


                                      50.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      51.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of August7, 1998.

                                         THE TITAN CORPORATION,
                                         a Delaware corporation

                                         By:  __________________________________

                                         Its: __________________________________


                                         MERGER SUB ACQUISITION CORP.,
                                         a California corporation

                                         By:  __________________________________

                                         Its: __________________________________


                                         VISICOM LABORATORIES, INC.,
                                         a California corporation

                                         By:  __________________________________

                                         Its: __________________________________


                                         _______________________________________
                                         CLIFTON L. COOKE, JR.

                                         _______________________________________
                                         SCOTT R. LAIDIG


                                         _______________________________________
                                         MICHAEL A. MOLLIN


                                         _______________________________________
                                         ROBERT A. BABBUSH

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit A):

      Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

            (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

            (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

      Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

      Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

      Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

      Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee


                                      A-1.

(including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

      Designated Shareholder. The "Designated Shareholder" shall mean Clifton L. Cooke, Jr., Scott R. Laidig, Charles C. Schooler, Eli Warsawski, Antares Group, Inc., Robb Babbush, Michael Mollin, ACX Technologies, Inc and The VisiCom Savings Plan & Trust.

      Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders.

      Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

      Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

      Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department,


                                      A-2.

agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

      HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      Indemnitees. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

      Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Officers' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

      NYSE. "NYSE" shall mean the New York Stock Exchange.

      Person. "Person" shall mean any individual, Entity or Governmental Body.

      Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

      Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.


                                      A-3.

                                    EXHIBIT B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                      A-4.

                                    EXHIBIT B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT C

                             DIRECTORS AND OFFICERS

Directors





Officers